Exhibit 99.1

Capricor Therapeutics Announces Pricing of Offerings of Common Stock

LOS ANGELES, September 16, 2016 – Capricor Therapeutics, Inc. (NASDAQ: CAPR) today announced the pricing of its offerings of 3,000,000 shares of its common stock at an offering price of $3.20 per share, before underwriting discounts. 2,687,500 shares of Capricor’s common stock will be purchased by the underwriters in an underwritten registered public offering and 312,500 shares will be purchased by Cedars-Sinai Medical Center, a stockholder of Capricor, from Capricor directly and not through the underwriters in a concurrent registered direct offering. Capricor has granted the underwriters a 30-day option to purchase up to an additional 403,125 shares of its common stock. The proceeds to Capricor from the offerings are expected to be approximately $8.7 million after deducting underwriting discounts and commissions and other estimated offering expenses but excluding any exercise of the underwriters’ option. All shares of common stock to be sold in the offerings are being offered by Capricor. The offerings are expected to close on or about September 21, 2016, subject to customary closing conditions.

Roth Capital Partners and National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (NASDAQ: NHLD), are acting as joint book-running managers for the registered public offering.

The securities described above are being offered by Capricor pursuant to a shelf registration statement on Form S-3 (File No. 333-207149) previously filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2015 and declared effective by the SEC on October 26, 2015. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the underwritten registered public offering was filed with the SEC on September 15, 2016 and is available on the SEC’s website at www.sec.gov, and a final prospectus supplement related to each of the offerings will be filed with the SEC and will be available on the SEC’s website. When available, copies of the final prospectus supplement and the accompanying prospectus for the securities being offered in the underwritten registered public offering may also be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147, and National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, (212) 417-8164.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company focused on the discovery, development and commercialization of biological therapies for the treatment of cardiac and other serious medical conditions. Capricor's lead candidate, CAP-1002, is a cardiac cell therapy that is currently being evaluated for the treatment of heart disease associated with Duchenne muscular dystrophy and myocardial infarction (heart attack). Capricor is advancing its proprietary exosome product candidate, CAP-2003, for the treatment of ophthalmic disorders and is exploring other therapeutic areas. Capricor's portfolio also features Cenderitide, a dual natriuretic peptide receptor agonist, which may have application for the outpatient treatment of advanced heart failure and other potential indications.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, expectations with respect to the expected use of proceeds from the recently completed offering and the anticipated effects of the offerings, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business are set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on March 30, 2016, in its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on September 28, 2015, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission on August 15, 2016. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 and Cenderitide are Investigational New Drugs and are not approved for any indications. Capricor's exosomes technology has not yet been investigated in any clinical trial.

For more information, please contact:

Corporate

Capricor Therapeutics, Inc.

AJ Bergmann, Vice President of Finance

+1-310-358-3200

abergmann@capricor.com

Investor Relations

Argot Partners

Kimberly Minarovich

+1-212-600-1902

kimberly@argotpartners.com

Media

Argot Partners

Eliza Schleifstein

+1-917-763-8106

eliza@argotpartners.com